SCHEDULE 14A INFORMATION
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VAIL RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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November 15, 2002

Dear Shareholder:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Vail Resorts, Inc., which will be held at 10:00 a.m., Eastern Standard Time, on Monday, December 9, 2002 at The Plaza, 768 Fifth Avenue at Central Park South, New York, New York 10019.

The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which the business and operations of our Company will also be reviewed. Only Shareholders entitled to vote at the Annual Meeting and their proxies will be permitted to attend the Annual Meeting. If you plan to attend, please check the box provided on the proxy card.

Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card, so that your shares will be represented and voted at the Annual Meeting. You can also vote your shares by using the internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card.

Sincerely,

ADAM M. ARON
Chairman and Chief Executive Officer

VAIL RESORTS, INC.

137 Benchmark Road Avon, Colorado 81620	P.O. Box 7 Vail, Colorado 81658

NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS

November 15, 2002

To our Shareholders:

The Annual Meeting of Shareholders of Vail Resorts, Inc., a Delaware corporation, will be held on Monday, December 9, 2002 at 10:00 a.m., Eastern Standard Time, at The Plaza, 768 Fifth Avenue at Central Park South, New York, New York 10019, to:

(1) Elect five Class 1 Directors and seven Class 2 Directors;

(2) Approve the Vail Resorts, Inc. 2002 Long Term Incentive and Share Award Plan;

(3) Ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants; and

(4) Transact such other business as may properly come before the meeting.

The record date for the determination of the shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof is the close of business on October 21, 2002.

A copy of the Company’s Annual Report on Form 10-K to shareholders for the fiscal year ended July 31, 2002 is enclosed.

A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the offices of the Company’s Transfer Agent and Registrar, Wells Fargo Bank Minnesota, N.A., 161 North Concord Exchange, St. Paul, Minnesota 55075-0738, during ordinary business hours for ten days prior to the Annual Meeting.

By Order of the Board of Directors
MARTHA D. REHM
Senior Vice President,
General Counsel and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE OR VOTE BY USING THE INTERNET OR THE TELEPHONE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

VAIL RESORTS, INC.

137 Benchmark Road Avon, Colorado 81620	P.O. Box 7 Vail, Colorado 81658

PROXY STATEMENT FOR THE 2002
ANNUAL MEETING OF SHAREHOLDERS

SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy, being mailed to shareholders on or about November 15, 2002, is solicited by the Board of Directors of Vail Resorts, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held on Monday, December 9, 2002. In case the Meeting is adjourned, the proxy will be used at any adjournments thereof. If a proxy is received before the Meeting, the shares represented by it will be voted unless the proxy is revoked by written notice to the Secretary of the Company prior to the Meeting or by voting in person by ballot at the Meeting. If matters other than those specifically set forth in the accompanying Notice of Annual Meeting are presented at the Meeting for action, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment.

Holders of record of Common Stock and Class A Common Stock of the Company as of the close of business on October 21, 2002 will be entitled to vote at the Meeting. On such date there were outstanding and entitled to vote 27,742,707 shares of Common Stock of the Company and 7,439,834 shares of Class A Common Stock of the Company, each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. Pursuant to the Company’s Restated Certificate of Incorporation (the “Charter”), Class 1 directors of the Company are elected by a majority vote of the holders of Class A Common Stock and Class 2 directors are elected by a majority vote of the holders of Common Stock. All other items to be voted on at the Meeting require the affirmative vote of the holders of a majority of the shares of Common Stock and Class A Common Stock taken together represented in person or by proxy and entitled to vote on the item for approval. The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock entitled to vote shall constitute a quorum for the transaction of business. Abstentions (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters and will have the effect of a negative vote.

The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, by employees of the Company. The Company may reimburse brokers holding Common Stock or Class A Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

PROPOSAL 1.    ELECTION OF DIRECTORS

The Charter and the bylaws of the Company provide that two-thirds of the Board of Directors of the Company shall be comprised of Class 1 directors and one-third shall be comprised of Class 2 directors, with each director serving a one-year term. Pursuant to the Company’s Charter, Class 1 directors will be elected by the affirmative vote of a majority of the shares of Class A Common Stock and Class 2 directors will be elected by the affirmative vote of a majority of the shares of Common Stock. Apollo Ski Partners, L.P. (“Apollo Ski Partners”) owns substantially all of the Class A Common Stock of the Company and, consequently, Apollo Ski Partners has the ability to elect all of the Class 1 directors. Historically, the nominees for Class 1 directors have been selected by Apollo Ski Partners and many of such directors have been affiliated with Apollo Ski Partners.

In August of 2002, the New York Stock Exchange (“NYSE”) proposed rules to the Securities and Exchange Commission (“SEC”) regarding corporate governance, and while the rules have not yet been implemented, it is widely expected that the SEC will approve them. As part of these rules, the NYSE has proposed that every company listed on the NYSE must have a board composed of a majority of “independent” directors, as defined under the rules, within 24 months of the rules taking effect. Pursuant to the new proposed rule the directors affiliated with Apollo Ski Partners would not be considered “independent.” The Company intends to comply with this new rule during Fiscal 2003 and consequently is making changes to the composition of its Board of Directors. In addition, Apollo Ski Partners has agreed that the Class 1 directors may include as many independent directors as necessary so that the Company can comply with the new rule.

In connection with complying with the new NYSE rule, the Board of Directors has amended the bylaws of the Company to provide for the number of directors to be between ten and twenty directors and has reduced the number of seats on the Board from 17 to 12. In addition, in order to comply with the new NYSE rule, Leon D. Black, Craig M. Cogut, Antony P. Ressler, John J. Ryan III, and Bruce H. Spector will not stand for reelection as Class 1 Directors and Stephen C. Hilbert will not stand for reelection as a Class 2 director, and each will cease to be a director after the date of the Annual Meeting upon election and qualification of their successors. Andrew P. Daly ceased to be a Class 1 director effective October 8, 2002. John Hauge and Roland A. Hernandez are new nominees for Class 1 directors who will stand for election at the Annual Meeting along with the Company’s continuing directors. The Company intends to make additional changes to its Board of Directors during Fiscal 2003, including adding additional directors in order to comply with the new NYSE proposed rule.

At the Meeting, five Class 1 directors will be elected by the Class A Common Stock holders and seven Class 2 directors will be elected by the Common Stock holders. Apollo Ski Partners, as holder of substantially all of the Class A Common Stock has agreed that the ratio of Class 1 directors to Class 2 directors can be less than the two-thirds/one-third representation, but Apollo Ski Partners has reserved the right to ask the Company in the future to re-allocate the Board of Directors such that the respective two-thirds and one-third representation is preserved.

The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of Messrs. Hauge, Hernandez, Katz, Mack and Rowan as Class 1 directors and FOR the election of Messrs. Aron, Biondi, Lee, Micheletto, Sorte, Stiritz and Tisch as Class 2 directors.

INFORMATION WITH RESPECT TO NOMINEES

The following sets forth the name and age of each nominee, identifies whether the nominee is currently a member of the Board of Directors, all other positions and offices, if any, now held by him with the Company, and his principal occupation during the last five years.

Nominees for Class 1 Directors

John R. Hauge, 51, was Senior Vice President, Finance, Chief Financial Officer and Treasurer of WebLink Wireless, Inc., a wireless data company, from February 2000 to December 2001. Prior to joining that company, Mr. Hauge was Group Executive, Financial Strategies for FIRSTPLUS Financial Group, Inc., a mortgage lender, from April 1998 to February 2000. Previously, Mr. Hauge had senior finance responsibilities for Perot Systems Corporation, an international information technology services company, from 1993 to 1998. From 1989 to 1993, Mr. Hauge was Special Assistant to the Under Secretary of Finance, then Deputy Assistant Secretary, for the United States Treasury Department. Mr. Hauge has been a long-term partner in a family cattle ranch and land holdings in Jackson Hole, Wyoming. On May 24, 2001, WebLink Wireless filed for Chapter 11 protection under the United States bankruptcy laws but emerged on September 9, 2002.

Roland A. Hernandez, 45, is the founding principal and CEO of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. Prior to forming that company, Mr. Hernandez was the President, Chief Executive Officer and Chairman of the Board of Telemundo Group, Inc., a Spanish language television and entertainment company. From 1995 to 1998, Mr. Hernandez was the President and Chief Executive Officer of Telemundo. From 1986 to 1994, Mr. Hernandez was the president of the corporate general partner of Interspan Communications. Mr. Hernandez is a Director of Wal-Mart Stores, Inc., Ryland Group, Inc. and MGM Mirage. He serves as the Audit Committee Chairperson for Wal-Mart Stores, Inc.

Robert A. Katz, 35, was appointed a director of the Company in June 1996. Mr. Katz has been associated with Apollo Advisors, which together with its affiliated investment managers, manages the Apollo Investment Funds, in various capacities since 1990.

William L. Mack, 62, was appointed a director of the Company in January 1993. Since 1963, Mr. Mack has been the President and Chief Executive Officer of The Mack Organization, a national owner, investor and developer of warehouse and retail facilities. Mr. Mack is founder and Managing Partner of the Apollo Real Estate Investment Funds. Mr. Mack is Chairman of the Board of the Mack-Cali Realty Corp. and also serves as a director of the Bear Stearns Companies, Inc. and Wyndham International, Inc.

Marc J. Rowan, 40, was appointed a director of the Company in October 1992. Mr. Rowan is one of the founding principals of Apollo Advisors, which together with its affiliated investment managers, manages the Apollo Investment Funds. Mr. Rowan is also a director of Samsonite Corporation, the Rare Medium Group, Inc. and Wyndham International, Inc.

Nominees for Class 2 Directors

Adam M. Aron, 48, was appointed Chairman of the Board and Chief Executive Officer of the Company in July 1996. Prior to joining the Company, Mr. Aron served as President and Chief Executive Officer of Norwegian Cruise Line Ltd. from July 1993 until July 1996. From November 1990 until July 1993, Mr. Aron served as Senior Vice President of Marketing for United Airlines. From 1987 to 1990, Mr. Aron served as Senior Vice President of Marketing for the Hyatt Hotels Corporation. Mr. Aron is also a director of Nextel Partners, Inc., and serves on the board of several non-profit and community organizations.

Frank J. Biondi, 57, was appointed a director of the Company in July 1996. Mr. Biondi currently is Senior Managing Director of Waterview Advisors and previously served as Chairman and Chief Executive Officer of Universal Studios Inc. from April 1996 through November 1998. Mr. Biondi served as President and Chief Executive Officer of Viacom, Inc., from July 1987 to January 1996. He has also held executive positions with The Coca Cola Company, Home Box Office Inc. and Time Inc. Mr. Biondi currently is a director of The Museum of Television and Radio, The Bank of New York, Hasbro Inc., Amgen, Inc. and Harrah’s Entertainment.

Thomas H. Lee, 58, was appointed a director of the Company in January 1993. Mr. Lee founded Thomas H. Lee Company in 1974 and since that time has served as its President. The Thomas H. Lee Company and its affiliated funds invest private equity capital in growing companies. From 1966 through 1974, Mr. Lee was with

First National Bank of Boston where he directed the bank’s high technology lending group from 1968 to 1974 and became a Vice President in 1973. Prior to 1966, Mr. Lee was a Securities Analyst in the institutional research department of L.F. Rothschild in New York. Mr. Lee currently serves as Chairman and Chief Executive Officer of Thomas H. Lee Partners, L.P. and THLee Putnam Ventures. Mr. Lee serves as a director of Vertis Holdings, Inc., Metris Companies, Inc., Finley Enterprises, Inc., General Nutrition Companies, Playtex Products, Inc., Snapple Beverage Corp. and Wyndham International, Inc. In addition, Mr. Lee. is a member of the JPMorgan National Advisory Board.

Joe R. Micheletto, 66, was appointed a director of the Company in February 1997. Mr. Micheletto has been Chief Executive Officer and President of Ralcorp Holdings, Inc. (“Ralcorp”) since September 1996 and was Co-Chief Executive Officer and Chief Financial Officer of Ralcorp from January 1994 to September 1996. From 1985 to 1994, he served as Vice President and Controller of Ralston Purina Company. From 1991 to 1997, Mr. Micheletto served as Chief Executive Officer of Ralston Resorts, Inc. Mr. Micheletto also serves as a director of Energizer Holdings, Inc. and Ralcorp.

John F. Sorte, 55, was appointed a director of the Company in January 1993. Mr. Sorte has been President and Chief Executive Officer of Morgan Joseph & Co. Inc., an investment banking firm, since June 2001. From March 1994 to June 2001 he served as President of New Street Advisors L.P. Mr. Sorte is also a director of WestPoint Stevens, Inc.

William P. Stiritz, 68, was appointed a director of the Company in February 1997. Mr. Stiritz serves as Chairman of Ralcorp and Energizer Holdings, Inc. Mr. Stiritz is also a director of Ball Corporation and May Department Stores Company.

James S. Tisch, 49, was appointed a director of the Company in January 1995. Mr. Tisch is President and Chief Executive Officer of Loews Corporation (“Loews”). From October 1994 to January 1999 he served as President and Chief Operating Officer of Loews and, since October 1994, he has served on the Management Committee of Loews. Mr. Tisch has been with Loews since 1977. Mr. Tisch has served as Chairman and Chief Executive Officer of Diamond Offshore Drilling, Inc. since March 1998. Mr. Tisch is a member of the Board of Directors of CNA Financial Corporation, BKF Capital Group Inc. He is also chairman and a member of the Board of Trustees of United Jewish Communities, and a Trustee of The Mount Sinai NYU Health System.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock is required to elect the Class 1 Directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to elect the Class 2 Directors. Apollo Ski Partners owns substantially all of the Class A Common Stock and, consequently, Apollo Ski Partners has the ability to elect all of the Class 1 directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MESSRS. HAUGE, HERNANDEZ, KATZ, MACK AND ROWAN AS CLASS 1 DIRECTORS AND “FOR” THE ELECTION OF MESSRS. ARON, BIONDI, LEE, MICHELETTO, SORTE, STIRITZ AND TISCH AS CLASS 2 DIRECTORS.

MANAGEMENT

The following table sets forth the executive officers of the Company.

Name	Position
Adam M. Aron	Chairman of the Board of Directors and Chief Executive Officer
Blaise Carrig	Senior Vice President and Chief Operating Officer for Heavenly Ski Resort
James P. Donohue	Senior Vice President and Chief Financial Officer
John Garnsey	Senior Vice President and Chief Operating Officer for Beaver Creek
William A. Jensen	Senior Vice President and Chief Operating Officer for Vail Mountain
Edward E. Mace	President, Rockresorts International LLC and Vail Resorts Lodging Company
James S. Mandel	Senior Vice President, Vail Resorts Development Company
Roger D. McCarthy	Senior Vice President and Chief Operating Officer for Breckenridge and Keystone
Martha D. Rehm	Senior Vice President, General Counsel and Secretary
James P. Thompson	President, Vail Resorts Development Company
Martin C. White	Senior Vice President of Marketing and Sales

For biographical information about Mr. Aron see “Information With Respect to Nominees.”

Blaise Carrig, 51, joined the Company as Senior Vice President and Chief Operating Officer of Heavenly Ski Resort in September 2002. Mr. Carrig was President and Managing Director of The Canyons in Park City, Utah from July 1997 through August 2002 and, from 1976 to 1997, was employed at Sugarbush Resort in Warren, Vermont. At Sugarbush, he held various management positions in Mountain Operations, ultimately serving as the Managing Director of the resort.

James P. Donohue, 62, became Senior Vice President and Chief Financial Officer of the Company in October 1996. From 1991 to October 1996, Mr. Donohue served as Senior Vice President and Chief Financial Officer of Fibreboard Corporation, a manufacturer and distributor of building products, which also owned and operated three ski resorts located in California. Prior to 1991, Mr. Donohue was an Executive Vice President of Continental Illinois Bank, N.A.

John McD. Garnsey, 52, became Senior Vice President and Chief Operating Officer for Beaver Creek in May 1999. Mr. Garnsey served as President of the Vail Valley Foundation from 1991 through April 1999 and as Vice President from 1983 to 1991. Mr. Garnsey is also a director of the Vail Valley Foundation, Smith Creek Metropolitan District and Ski Club Vail. In addition, Mr. Garnsey is the President of Beaver Creek Resort Company and was President of the Organizing Committee for the 1999 World Alpine Ski Championships.

William A. Jensen, 50, joined Breckenridge as Senior Vice President and Chief Operating Officer in May 1997 and was appointed Chief Operating Officer for Vail Mountain in May 1999. Mr. Jensen was President of the Fibreboard Resort Group from 1991 to 1996. He was Vice President of Sunday River Ski Resort from 1989 to 1991 and, from 1983 to 1989, Mr. Jensen was Vice President of Kassbohrer of North America, a grooming vehicle manufacturer.

Edward E. Mace, 51, joined the Company in October 2001 as President of Rockresorts International LLC and Vail Resorts Lodging Company, a registered trade name of Rockresorts International LLC. From 1996 until 2001, Mr. Mace was with Fairmont Hotels, serving as the President and Chief Executive Officer from 1998 to 2000 and Vice Chairman from 2000 to 2001. Prior to joining Fairmont Hotels, Mr. Mace served as President and Chief Executive Officer of Lincoln Hotels and was a partner of Lincoln Property Company and KPMG Peat Marwick. Mr. Mace also serves as a director of BRE Properties, a New York Stock Exchange-listed real estate investment trust.

James S. Mandel, 52, has served as Senior Vice President for Vail Resorts Development Company since April 1999. From 1994 to December 1998, Mr. Mandel was the Senior Vice President and General Counsel of the Company, and served as Secretary of the Company from 1995 to 1998. From January 1999 through March 1999, Mr. Mandel practiced law and was an advisor to and part-time employee of the Company. From 1978 until joining the Company, Mr. Mandel was a partner with Brownstein Hyatt Farber and Strickland, P.C., a Denver law firm, and specialized in real estate development and corporate finance.

Roger D. McCarthy, 52, joined the Company as Senior Vice President and Chief Operating Officer of Breckenridge in February 2000. Since November 1, 2002, he also serves as Chief Operating Officer of Keystone Resort. Mr. McCarthy previously held the position of Senior Vice President, Eastern Region for Intrawest Corporation, where he was responsible for six resorts, three in Canada and three in the United States. Mr. McCarthy served as a board member of Courmayeur Ski Area in Italy, a joint venture between Companie des Alpes of France and Intrawest. Mr. McCarthy held the position of Vice President/General Manager of Mont Tremblant from 1991-1998. Mr. McCarthy is a Director of Summit Foundation and of Breckenridge Outdoor Education Center and also serves as President Emeritus of Tremblant Foundation.

Martha D. Rehm, 51, became Senior Vice President, General Counsel and Secretary in May 1999. Prior to joining the Company, Ms. Rehm served since mid-1998 as Vice President and General Counsel of Corporate Express, Inc., a supplier of office products and computer supplies to corporations. Prior to 1998, she was a partner for many years with Holme Roberts & Owen, LLP, a Denver-based law firm, where her practice included general corporate law emphasizing corporate finance and securities transactions.

James P. Thompson, 58, joined Vail Resorts Development Company as its President in 1993 in connection with Vail Associates’ acquisition of the Arrowhead at Vail development. He joined Arrowhead at Vail in 1989, and served as its President. Prior to joining Arrowhead at Vail, Mr. Thompson served as Vice President of Moore and Company in Denver for 14 years leading their land acquisitions, syndications and development activities.

Martin C. White, 38, became the Company’s Senior Vice President of Marketing in October 2000. The responsibility for the Company’s global sales efforts was added to his role in March 2001. Prior to joining the Company, Mr. White served since 1998 as Vice President—Consumer Marketing for Delta Air Lines at its headquarters in Atlanta, Georgia. From July of 1997 through November of 1998, Mr. White held the position of Vice President—Marketing Programs and Services with US Airways. Mr. White began his career in 1987 at Continental Airlines, where he held several management positions in the marketing area. In 1991, he joined Brierley & Partners, a Dallas-based marketing and advertising firm, where he headed the firm’s work with United Airlines and was later named Senior Vice President—International Division and General Manager, Chicago.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Set forth in the following table is the beneficial ownership of Common Stock as of October 21, 2002 for all directors, nominees and the six executive officers listed on the Summary Compensation Table, and, as a group, such persons and all other current executive officers. No director or executive officer of the Company owns any Class A Common Stock of the Company.

Name	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Adam M. Aron	784,347	(1)	2.83%
Frank J. Biondi	32,300		*
Leon D. Black	—	(2)(3)	*
Craig M. Cogut	9,720	(3)	*
Andrew P. Daly	245,090	(l)(4)	*
John R. Hauge	—		*
Roland A. Hernandez	—		*
Stephen C. Hilbert	—	(3)	*
Robert A. Katz	—	(2)	*
Thomas H. Lee	—	(5)	*
William L. Mack	—	(2)	*
Joe R. Micheletto	1,000	(6)	*
Antony P. Ressler	—	(2)(3)	*
Marc J. Rowan	—	(2)	*
John J. Ryan III	—	(3)	*
John F. Sorte	10,000		*
Bruce H. Spector	—	(2)(3)	*
William P. Stiritz	—	(6)	*
James S. Tisch	—		*
James P. Donohue	147,774	(l)	*
James S. Mandel	63,001	(1)	*
Edward E. Mace	33,334	(l)	*
James P. Thompson	82,000	(l)	*
Directors, Nominees and Executive Officers as a Group (29 Persons)	1,454,561	(l)	7.15%

*	As of October 21, 2002, no director or executive officer owned more than one percent of the Common Stock outstanding (including exercisable options), except for Mr. Aron.
(1)
Includes shares that may be acquired on or within 60 days of October 21, 2002 through the exercise of employee stock options or restricted stock vesting as follows: 751,667, 225,889, 136,334, 63,001, 33,334, 82,000 and 1,364,505 shares of Common Stock subject to options granted to Messrs. Aron, Daly, Donohue, Mandel, Mace, Thompson and the directors, nominees and executive officers as a group, respectively.

(2)
This individual is associated with Apollo Advisors, the managing general partner of Apollo Fund, the general partner of Apollo Ski Partners. This individual disclaims beneficial ownership of all shares of Common Stock and Class A Common Stock of the Company held by Apollo Ski Partners.

(3)	Messrs. Black, Cogut, Hilbert, Ressler, Ryan and Spector are not standing for reelection at the Annual Meeting and will cease to be directors after the Annual Meeting.
(4)	Mr. Daly resigned as an officer of the Company effective October 31, 2002.
(5)	Excludes 19,400 shares of Common Stock owned by Mr. Lee’s two children to which Mr. Lee disclaims beneficial ownership.
(6)	Messrs. Micheletto and Stiritz disclaim beneficial ownership of all shares of Common Stock of the Company held by Ralcorp.

INFORMATION AS TO CERTAIN SHAREHOLDERS

Set forth below is certain information with respect to the only persons known to the Company to be the beneficial owners of more than five percent of the Company’s voting securities as of October 21, 2002, based on filings required by the Securities and Exchange Commission.

	Common Stock Beneficially Owned		Class A Common Stock Beneficially Owned		Percent of Class A Common Stock and Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent of Class	Shares	Percent of Class
Apollo Ski Partners, L.P.(l)(2)	—	—	7,439,542	99.9%	21.2%
Capital Research and Management Company(3)	1,800,000	6.5%	—	—	5.1%
Ralcorp Holdings, Inc.(4)	7,554,406	27.2%	—	—	21.5%
Ronald Baron(5)	11,526,250	41.5%	—	—	32.8%

(1)
Apollo Ski Partners was organized principally for the purpose of holding Common Stock and Class A Common Stock of the Company. The general partner of Apollo Ski Partners is Apollo Investment Fund, L.P. (“Apollo Fund”) Fund, a Delaware limited partnership and a private securities investment fund. The managing general partner of Apollo Fund is Apollo Advisors, a Delaware limited partnership, the general partner of which is Apollo Capital Management, Inc. (“Apollo Capital”), a Delaware corporation. Mr. Black, a director of the Company, is a director of Apollo Capital. All officers, directors and shareholders of Apollo Capital, including Messrs. Black, Katz, Mack, Ressler, Rowan and Spector (directors of the Company), disclaim any beneficial ownership of the Common Stock and Class A Common Stock of the Company owned by Apollo Ski Partners. The address for Apollo Ski Partners is 2 Manhattanville Road, Purchase, NY 10577.

(2)
The Class A Common Stock is convertible into Common Stock (i) at the option of the holder, (ii) automatically, upon transfer to a non-affiliate of such holder and (iii) automatically, if less than 5,000,000 shares (as such number shall be adjusted by reason of any stock split, reclassification or other similar transaction) of Class A Common Stock are outstanding.

(3)
As reported by Capital Research and Management Company, an institutional investment adviser, on Schedule 13F filed with the Securities and Exchange Commission on August 14, 2002. The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071.

(4)	As reported by Ralcorp on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002. The address for Ralcorp is 800 Market Street, Suite 1600, St. Louis, MO 63101.
(5)	As reported by Ronald Baron to the Company. The address for Ronald Baron is 767 Fifth Avenue, 24th Floor, New York, NY 10153.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND FEES

In August of 2002, the NYSE proposed rules to the SEC regarding corporate governance, and while the rules have not yet been implemented, it is widely expected that the SEC will approve them. In some cases the proposed NYSE rules expand the roles of certain committees, and in other cases they require that certain committees adopt a written charter and be comprised entirely of independent directors. The Company intends to comply earlier than required with the new NYSE committee requirements and expects to reconstitute its committees to comply with the new NYSE rules during fiscal 2003.

The Board of Directors of the Company held a total of 7 meetings during the fiscal year ended July 31, 2002 (“Fiscal 2002”). The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee at the present time.

The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company. The members of the Executive Committee for Fiscal 2002 were Messrs. Aron, Daly, Katz and Rowan. Mr. Daly ceased to be a director on October 8, 2002. The Executive Committee regularly meets to discuss Company issues and had four official meetings during Fiscal 2002, including actions taken by unanimous written consent and telephonic meetings.

The Audit Committee is primarily concerned with the effectiveness of the Company’s accounting policies and practices, financial reporting and internal controls. The Audit Committee acts pursuant to its Charter, a copy of which was attached to the Company’s 2001 Proxy and which is available upon request to the Secretary of the Company. The Audit Committee is authorized to (i) make recommendations to the Board of Directors regarding the engagement of the Company’s independent accountants, (ii) review the plan, scope and results of the annual audit, the independent accountants’ letter of comments and management’s response thereto, and the scope of any non-audit services which may be performed by the independent accountants, (iii) manage the Company’s policies and procedures with respect to internal accounting and financial controls, and (iv) review any changes in accounting policy. The members of the Audit Committee for Fiscal 2002 were Messrs. Hilbert, Sorte and Micheletto, with Mr. Micheletto serving as Chairman of the Committee. The Audit Committee held four meetings during Fiscal 2002. Mr. Ryan was appointed to the Audit Committee effective October 8, 2002, replacing Mr. Sorte, who had previously resigned from membership on the Committee. Messrs. Hilbert and Ryan are not standing for election at the Annual Meeting. We anticipate that Messrs. Hauge and Hernandez will join the Audit Committee upon their election to the Board of Directors.

The Compensation Committee is authorized and directed to (i) review and approve the compensation and benefits of the executive officers, (ii) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, (iii) review and approve the Company’s annual compensation plans, (iv) review management organization and development as it relates to compensation, and (v) administer any stock option plans which may be adopted and the granting of options under such plans. The members of the Compensation Committee for Fiscal 2002 were Messrs. Biondi, Lee, Tisch and Katz, with Mr. Katz serving as Chairman of the Committee. The Compensation Committee had one meeting in Fiscal 2002. Matters that relate to the administration of the Company’s 1999 Long Term Incentive and Share Award Plan or otherwise to the grant of options to purchase the Company’s stock or any performance-based executive compensation to the Company’s executives are considered and acted upon by a subcommittee of the Compensation Committee which consists of non-employee directors, within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, and outside directors, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Members of the subcommittee of the Compensation Committee include Messrs. Biondi, Lee and Tisch. The subcommittee had one meeting in Fiscal 2002.

During Fiscal 2002 all of the directors of the Company attended 75% or more of the meetings of the Board of Directors and of committees of the Board of Directors on which they served either in person or telephonically, except for Messrs. Black, Cogut, Lee, Mack, Ressler, and Stiritz.

The Company paid no fees to its directors in Fiscal 2002, but intends to pay customary directors’ fees during Fiscal 2003 to all of its non-employee directors. The Company provides its directors with certain ski-related privileges. The Company pays a management fee of $500,000 per year to Apollo Advisors. Messrs. Black, Katz, Mack, Ressler, Rowan and Spector are associated with Apollo Advisors and are currently directors of the Company, though Messrs. Black, Ressler and Spector are not standing for reelection.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for Fiscal 2002.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

Messrs. Aron, Daly and Mace are party to agreements with the Company, as described in “Employment Agreements.”

The Company pays a fee of $500,000 per year to Apollo Advisors for management services and expenses related thereto. This fee has been incurred each year since 1993 and is paid partly in cash and partly in services rendered by the Company to Apollo Advisors and its affiliates. This arrangement was approved by the Board of Directors of the Company in March 1993.

During the fiscal year ended September 30, 1991, the Company loaned Mr. Daly $300,000, $150,000 of which bears interest at a rate of 9% per annum and the remainder of which is non-interest bearing. The principal sum plus accrued interest is due October 1, 2003, or, if earlier, no later than one year following the termination, for any reason, of Mr. Daly’s employment with the Company. The proceeds of the loan were used to finance the purchase and improvement of real property and the loan is secured by a deed of trust on such property. Effective October 31, 2002 Mr. Daly ceased to be an employee of the Company, and accordingly, the loan to Mr. Daly is payable in full on October 1, 2003. In 1995, Mr. Daly’s spouse received financial terms more favorable than those available to the general public in connection with a purchase of a homesite at Bachelor Gulch Village. Rather than payment of an earnest money deposit with the entire balance due in cash at closing, the contract provided for no earnest money deposit with the entire purchase price (which was below fair market value) to be paid under a promissory note of $438,750. Mrs. Daly’s note was secured by a first deed of trust and amortized over 25 years at a rate of 8% per annum interest. Mrs. Daly repaid the note in full on November 4, 2002.

In 1995, Mr. Thompson and his spouse received financial terms more favorable than those available to the general public in connection with their purchase of homesites at Bachelor Gulch Village. Rather than payment of an earnest money deposit with the entire balance due in cash at closing, the contract provided for no earnest money deposit with the entire purchase price (which was below fair market value) to be paid under a promissory note of $350,000. In 1999, the note agreement was amended to provide that the note, which continues to accrue interest at a rate of 8% per annum, will be payable in full in the form of one lump sum payment. The lump sum payment is due on the earlier of (i) the date the property is sold, (ii) two years from the date Mr. Thompson’s employment with the Company is terminated for any reason, or (iii) September 1, 2009.

In connection with Mr. Thompson’s employment, the Company has agreed to provide Mr. Thompson a one-time cash bonus of $600,000, to vest on July 1, 2003, provided that Mr. Thompson is still employed by the Company on that date, for the purchase of a selected lot in the Red Sky Ranch golf community with a purchase price of $600,000. The Company has also agreed to provide Mr. Thompson a membership in the Red Sky Ranch golf club in connection with such lot purchase.

In order to facilitate the Company’s requirement that Mr. Jensen reside in the Town of Vail in connection with his appointment as the Chief Operating Officer of Vail Mountain, the Company entered into an agreement with Mr. Jensen in 1999 to invest in the purchase of a primary residence for Mr. and Mrs. Jensen in Vail, Colorado. The Company contributed $1,000,000 toward the purchase price of the residence and thereby obtained an approximate 49% undivided ownership interest in such residence. The Company is entitled to receive its proportionate share of the resale price of the residence, less certain deductions, upon the resale of the residence or within approximately eighteen (18) months after Mr. Jensen’s termination of employment from the Company, whichever occurs first.

In connection with the employment of Roger D. McCarthy as Senior Vice President and Chief Operating Officer for Breckenridge, the Company agreed to invest up to $400,000, but not to exceed 50% of the purchase price, for the purchase of a primary residence for Mr. McCarthy and his family in Breckenridge, Colorado. The Company contributed $400,000 toward the purchase price of the residence and thereby obtained an approximate 41% undivided ownership interest in such residence. The Company is entitled to receive its proportionate share of the resale price of the residence, less certain deductions, upon the resale of the residence or within approximately eighteen (18) months after Mr. McCarthy’s termination of employment from the Company, whichever occurs first.

In 2000, the Company agreed that in connection with the employment of Martin White as Senior Vice President, Marketing for Vail Resorts, the Company would invest up to $800,000, but not to exceed 50% of the purchase price, for the purchase of a primary residence for Mr. White and his family in the Vail Valley. The Company contributed $600,000 toward the purchase price of the residence and thereby obtained an approximate 37% undivided ownership interest in such residence. The Company is entitled to receive its proportionate share of the resale price of the residence, less certain deductions, upon the resale of the residence or within approximately eighteen (18) months after Mr. White’s termination of employment from the Company, whichever occurs first.

In connection with the employment of Blaise Carrig as Chief Operating Officer of Heavenly Ski Resort, Heavenly Valley Limited Partnership (“Heavenly LP”), Heavenly LP agreed to invest up to $600,000, but not to exceed 50% of the purchase price, for the purchase of a residence for Mr. Carrig and his family in the greater Lake Tahoe area of California. The Company contributed $449,500 toward the purchase price of the residence and thereby obtained an approximate 50% undivided ownership interest in such residence. Upon the resale of the residence, or within approximately eighteen (18) months of the termination of Mr. Carrig’s employment with Heavenly LP, whichever is earlier, Heavenly LP is entitled to receive its proportionate share of the resale price of the residence, less certain deductions.

In September 1999, Mr. Rowan and Michael Gross, who is also one of the founding principals of Apollo Advisors, each contracted to purchase a cluster homesite at Bachelor Gulch Village for a price of $378,000, which, at the time of the contracts, the Company believed to be the approximate fair market value for each site. The contracts provide for the purchase price to be credited with the amount paid by the purchaser for certain infrastructure costs, such as architectural plans, and costs necessary for development of each homesite. Pursuant to the amended terms of the contracts, the original closing date on such homesites was extended and the Company expects the closings to occur no later than February 4, 2003. The estimated credit on the homesite purchase is an amount not to exceed 35% of the gross sale price, or $132,300.

Ralcorp, Apollo Ski Partners, and the Company are parties to a Shareholder Agreement, dated January 3, 1997 and amended as of November 1, 1999 (the “Shareholder Agreement”), pursuant to which they have agreed to cause the Board of Directors of the Company to consist of no more than twenty directors, with Ralcorp having the ability to nominate two directors for so long as it owns at least ten percent of the Company’s outstanding voting securities. Messrs. Micheletto and Stiritz presently are Ralcorp’s two nominees for directors. Pursuant to the Shareholder Agreement, Apollo Ski Partners has agreed to vote in favor of the election of the two directors nominated by Ralcorp.

The Shareholder Agreement subjects Ralcorp to a voting agreement with respect to actions taken by the Company’s Board of Directors. Among other things, Ralcorp agrees to vote (i) “for” all the nominees recommended by the Board of Directors, (ii) in accordance with the Board of Directors on all shareholder proposals and (iii) in the same proportion as all other shareholders (i.e., “for,” “against” and “abstain”) on all other matters, except that Ralcorp has full discretion on extraordinary events such as mergers or consolidations, sales of assets, creation of new stock with voting rights and changes in the Company’s Charter or bylaws.

Under the terms of the Shareholder Agreement, Ralcorp has agreed to certain restrictions on the resale of its Common Stock. Ralcorp has agreed not to transfer or sell its shares of Common Stock without the prior approval of a majority of the Board of Directors, other than (i) to affiliates or Ralcorp stockholders, or (ii) pursuant to a demand or piggyback registration as allowed under the Shareholder Agreement or (iii) to a transferee, provided the transferee will not own more than ten percent of the outstanding voting securities of the Company and agrees to be bound by the Shareholder Agreement.

The Shareholder Agreement will terminate (i) upon agreement of each of Apollo Ski Partners and Ralcorp; (ii) upon the dissolution of the Company or a sale of substantially all of its assets; or (iii) when either Apollo Ski Partners or Ralcorp owns less than ten percent of the Company’s outstanding voting securities. Pursuant to the Shareholder Agreement, the Company has granted to each of Apollo Ski Partners and Ralcorp certain demand and piggyback registration rights with respect to the Common Stock owned by them.

The Company and BAMCO, Inc. (“BAMCO”), an affiliate of Ronald Baron, the Company’s largest shareholder, have entered into a Standstill and Registration Rights Agreement. Pursuant to such agreement, the Company has granted BAMCO certain registration rights in connection with unregistered shares of the Company held by BAMCO and BAMCO has agreed not to acquire additional shares of Common Stock of the Company other than as a result of (i) a stock split, stock dividend or similar recapitalization or (ii) the purchase of an additional 445,350 shares of Common Stock provided that the aggregate number of shares of Common Stock of the Company beneficially owned by BAMCO and its affiliates does not exceed 12,034,200 shares (as adjusted for any stock split, stock divided or recapitalization) at any time.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation paid by the Company to the Chief Executive Officer and the other five highest paid executive officers of the Company whose compensation was at least $100,000 for Fiscal 2002 (collectively, the “Named Executive Officers”).

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name, Principal Position and Period	Salary $		Bonus ($)(a)	Other Annual Compensation ($)(b)	Restricted Stock Award(s) ($)(h)	Securities Underlying Options (#)	Deferred Compensation Payments ($)	All Other Compensation ($)
Adam M. Aron, Chairman and Chief Executive Officer of the Company
2002	675,000		—	—	2,277,000	120,000	—	16,867	(d)
2001	671,942		540,000	—	286,875	100,000	—	33,706	(c)(d)
2000	647,384		320,000	—	—	125,000	—	32,727	(d)
James P. Donohue, Senior Vice President and Chief Financial Officer
2002	358,462		—	—	—	35,000	—	9,421	(d)
2001	348,923		175,000	—	229,500	25,000	—	1,241	(d)
2000	338,866		125,000	—	—	25,000	—	2,351	(d)
James P. Thompson, President of Vail Resorts Development Company
2002	363,462		—	—	—	20,000	—	13,120	(d)
2001	353,135		200,000	—	—	20,000	—	152,329	(d)(f)
2000	331,635		135,000	—	—	21,000	—	55,025	(d)(f)
James S. Mandel, Senior Vice President, Vail Resorts Development Company
2002	334,231		—	—	—	10,000	—	3,344
2001	328,846		115,000	—	—	10,000	—	121,494	(d)(f)
2000	313,615		95,750	—	—	12,000	—	1,643	(d)
Edward E. Mace, President, Rockresorts International LLC and Vail Resorts Lodging Company(g)
2002	284,135	(i)	—	—	—	100,000	—	52,430	(j)(d)
2001	—		—	—	—	—	—	—
2000	—		—	—	—	—	—	—
Andrew P. Daly, President and Director of the Company(k)
2002	436,346		—	—	—	66,666	—	35,414	(d)(e)
2001	428,100		280,000	—	239,062	40,000	—	188,308	(d)(e)(f)
2000	412,708		200,000	—	—	50,000	—	29,260	(d)(e)

(a)	The Company did not pay bonuses to its named executive officers for Fiscal 2002.
(b)
“Other Annual Compensation” includes perquisites and personal benefits, where such perquisites and personal benefits exceed the lesser of $50,000 or 10% of the Named Executive Officer’s annual salary and bonus for the year, as well as certain other items of compensation. For Fiscal 2002, only Mr. Mace received perquisites and/or personal benefits in excess of the applicable threshold.

(c)	Includes $11,091 in relocation compensation received in 2001. Mr. Aron lives in a house provided for the convenience of the Company as described in the section entitled “Employment Agreements.”
(d)
Includes excess life insurance, long term care and excess disability premiums paid for each of the Named Executive Officers in 2000, 2001 and 2002, respectively, as follows: Mr. Aron—$32,727, $22,615 and $16,867; Mr. Daly—$27,940, $29,158 and $33,974; Mr. Donohue—$2,351, $1,241 and $9,421; Mr. Thompson—$2,333, $1,088 and $13,120; and Mr. Mandel—$1,643, $1,153, $3,344; and in 2002 for Mr. Mace—$8,819.

(e)
Includes $1,320, $5,430 and $1,440 of interest income for 2000, 2001 and 2002, respectively, in connection with Mr. Daly’s loan as described in the section entitled “Certain Relationships and Other Transactions.”

(f)
On September 25, 1996, the Company declared a right to receive up to $2.44 per share of Common Stock to all shareholders of record on October 11, 1996. At that time, the Company amended agreements with certain option holders such that those option holders were entitled to receive $2.44 per share per option as of September 25, 1996 if certain conditions were met. Such payments include $52,692 to Mr. Thompson in 2000 and $153,720, $120,341 and $152,241 to Messrs. Daly, Mandel and Thompson, respectively, in 2001.

(g)
Mr. Mace joined the Company as President of Rockresorts International LLC and Vail Resorts Lodging Company in October 2001. Prior to October 2001, Mr. Mace held no positions with the Company or its subsidiaries.

(h)
The aggregate restricted stock holdings at the end of Fiscal 2002 was 182,750 with a value of $3,134,163, with individual holdings as follows: Mr. Aron—172,500 shares, with a value of $2,958,375; Mr. Donohue—4,000 shares, with a value of $68,600; and Mr. Daly—6,250 shares, with a value of $107,188.

(i)	Mr. Mace’s annual base salary is $375,000.
(j)	Includes $43,611 in relocation compensation for Mr. Mace in 2002.
(k)	Mr. Daly ceased to be an employee of the Company effective October 31, 2002.

The following table sets forth information concerning individual grants of stock options made under our stock option plans in Fiscal 2002 to each of the Named Executive Officers.

Option Grants in Fiscal 2002

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal 2002	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
					5%	10%
Adam M. Aron	120,000	13.6	13.80	9/26/2011	$1,041,450	$2,639,238
James P. Donohue	35,000	4.0	13.80	9/26/2011	$303,756	$769,778
James P. Thompson	20,000	2.3	13.80	9/26/2011	$173,575	$439,873
James S. Mandel	10,000	1.1	13.80	9/26/2011	$86,787	$219,936
Edward E. Mace	100,000	11.4	16.10	10/30/2011	$1,012,520	$2,565,925
Andrew P. Daly	66,666	7.6	13.80	9/26/2011	$578,577	$1,466,228

(1)
The potential realizable value uses the hypothetical rates specified by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company’s Common Stock price.

The following table sets forth information concerning each exercise of stock options during Fiscal 2002 by each of the Named Executive Officers and the value of unexercised options at July 31, 2002.

Aggregated Option Exercises During Fiscal 2002
and Option Values as of July 31, 2002

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options(1)	Value of Unexercised In-the-Money Options(2)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Adam M. Aron	—	—	636,667/228,333	$	—/$402,000
James P. Donohue	—	—	106,001/59,999	$	—/$117,250
James P. Thompson	—	—	61,667/40,333	$	—/$67,000
James S. Mandel	—	—	52,334/20,666	$	—/$33,500
Edward E. Mace	—	—	—/100,000	$	—/$105,000
Andrew R. Daly	—	—	181,987/109,999		$85,696/$223,331

(1)
Options have a ten-year term and vest in one-year increments ranging from three to five years commencing on the first anniversary of the date of grant. Vesting will, in certain cases, be accelerated upon the occurrence of a “change in control.” See “Employment Agreements.”

(2)
The “Value of Unexercised In-the-Money Options at July 31, 2002” was calculated by determining the difference between the closing price on the New York Stock Exchange of the underlying Common Stock at July 31, 2002 of $17.15 per share and the exercise price of the option. An option is “In-the-Money” when the fair market value of the underlying Common Stock exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

Effective May 1, 2001, the Company entered into an amendment to the employment agreement with Adam M. Aron (the “Amended Employment Agreement”), pursuant to which Mr. Aron continues to serve as the Chief Executive Officer of the Company. Pursuant to the employment agreement dated July 1, 1996 (the “Employment Agreement”), the initial term of Mr. Aron’s employment was July 29, 1996 through September 30, 1999, with automatic renewals thereafter in two-year terms, subject to notice of termination by either Mr. Aron or the Company. The renewal terms continue unchanged under the amended employment agreement. The Amended Employment Agreement provides additional incentives to Mr. Aron provided he remains in the employ of the Company through the Vesting Date, as that term is defined in the Amended Employment Agreement (projected to be between July 29, 2003 and August 3, 2003, unless accelerated as provided in the Amended Employment Agreement). Pursuant to the Amended Employment Agreement, Mr. Aron’s minimum base salary is $675,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors. Mr. Aron is, and has been since October 1, 1997, eligible to participate in the Company’s bonus plan. Under the terms of the Amended Employment Agreement, Mr. Aron’s minimum Target Bonus is 80% of his then current salary, which minimum Target Bonus shall be paid if the Company’s budget is fully achieved.

Pursuant to the Employment Agreement, Mr. Aron was granted 37,500 restricted shares of Common Stock and options to purchase 260,000 shares of Common Stock, with both restricted shares and options vesting over five years. Pursuant to the Amended Employment Agreement, Mr. Aron was granted an additional 15,000 shares of restricted stock, of which 7,500 shares vested on July 29, 2002 and 7,500 shares will vest on July 29, 2003.

The Company continues to provide Mr. Aron a life insurance policy of $5 million and $500,000 of annual disability income protection. The Company purchased, for approximately $1.5 million, a home in the Vail Valley for Mr. Aron’s use while employed by the Company (the “Residence”). Under the terms of the Amended Employment Agreement, Mr. Aron may, on or after the Vesting Date, purchase the Residence from the Company and, in turn, receive from the Company a one-time bonus in the exact amount owed to the Company for the purchase of the Residence. Likewise, provided Mr. Aron remains in the employ of the Company through the Vesting Date, Mr. Aron may, on or after the Vesting Date (but no later than 90 days after his employment with the Company ceases), purchase a lot in the Red Sky Ranch golf community for a purchase price of $600,000 and, in turn, receive a one-time cash bonus from the Company in the amount of $600,000. All costs (with the exception of any personal income tax liability) associated with the purchase of the Residence and the Red Sky Ranch lot shall be borne by the Company. Under the terms of the Amended Employment Agreement, Mr. Aron is entitled to a full membership in the Red Sky Ranch golf club, with no initiation fee and with no monthly dues payable by Mr. Aron so long as he remains employed by the Company. In addition, under the Amended Employment Agreement, the Company has committed to loan to Mr. Aron $645,750 in connection with Mr. Aron’s planned purchase of Lot 99 in the Company’s Bachelor Gulch development. The Amended Employment Agreement provides that if he is employed by the Company through the Vesting Date, such loan will be completely forgiven. The terms of Mr. Aron’s Employment Agreement with respect to the loan will be changed to conform with the provisions of the newly enacted Sarbanes-Oxley Act of 2002.

Mr. Aron is subject to a 12-month non-compete clause upon termination. In the event of a change in control of the Company, all of Mr. Aron’s rights with respect to the options and the restricted shares of Common Stock will vest immediately if (1) he remains employed with the Company for at least six months after the change in control occurs, or (2) following the change in control, his employment is terminated as a result of death or disability, or is terminated without cause. In addition, in the event of a change in control, Mr. Aron is entitled to receive certain benefits if the Company terminates his employment without cause or if Mr. Aron terminates his employment agreement for good reason. Such benefits include payment of Mr. Aron’s then current base salary through the date his employment ends and for a twenty-four month period thereafter and a prorated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A “change in control” of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company’s outstanding common stock or a majority of the combined voting power of all outstanding voting securities.

Effective October 31, 2002 , the Company and Mr. Daly entered into a Separation and Mutual General Release (the “Separation Agreement”) pursuant to the Employment Agreement between both parties as of October 1, 2000, ending his employment and duties as president of the Company. Pursuant to the Separation Agreement, the Company will continue to pay Mr. Daly his full base salary and will provide him with certain benefits up to October 31, 2003. In consideration of the salary continuation payments, Mr. Daly is subject to a non-compete covenant in the State of Colorado through October 31, 2003. If Mr. Daly obtains employment elsewhere before such date, and so long as that employment is in compliance with the non-compete agreement between the Company and Mr. Daly, the Company will pay to Mr. Daly a lump sum comprised of the remaining amount of salary benefits. If Mr. Daly should secure other health, disability or life insurance through an alternative source, at any time prior to October 31, 2003, the Company will no longer provide such benefits to him.

Pursuant to the terms of the Separation Agreement, Mr. Daly agreed to assist the Company so that his duties may be transferred in an orderly way; to return Company materials; and to not disclose confidential information or trade secrets that he learned during the term of his employment with the Company. Mr. Daly has a note in the amount of $300,000 which he has agreed to repay in full no later than October 1, 2003. Mr. Daly’s spouse had an outstanding loan in the amount of $438,750 which has been repaid in full. In addition, the Company has agreed to provide Mr. Daly with office space through October 31, 2003 and other privileges and benefits to Mr. Daly and his family, such as lifetime skiing privileges, hospitality preferences, and a Red Sky Golf Club membership. The privileges and benefits are subject to certain limitations. The Separation Agreement also contains a mutual release and waiver by both parties for matters pertaining to or arising out of his employment.

Pursuant to an employment agreement with James P. Donohue, Mr. Donohue serves as Senior Vice President and Chief Financial Officer of the Company. The initial term of his employment was for the period from October 1, 1996 through September 30, 1999, with automatic renewals for successive one-year periods thereafter, subject to notice of termination by either Mr. Donohue or the Company. Mr. Donohue’s initial base salary was $300,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors and the Chief Executive Officer, and Mr. Donohue participates in the Company’s bonus plan. In addition, pursuant to such agreement, Mr. Donohue was granted 12,000 restricted shares of Common Stock and options to purchase 60,000 shares of Common Stock, which restricted stock and options vest over three years. Mr. Donohue is subject to a 12-month non-compete clause upon termination. In the event of a change in control, Mr. Donohue is entitled to receive certain benefits if the Company terminates his employment without cause, Mr. Donohue terminates his employment for good reason, or the Company gives notice of non-renewal of his employment agreement. Such benefits include payment of Mr. Donohue’s then current base salary through the date his employment ends and for an eighteen-month period thereafter and a prorated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A “change in control” of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company’s outstanding common stock or a majority of the combined voting power of all outstanding voting securities.

Rockresorts International, LLC (“Rockresorts”), a subsidiary of the Company, entered into an employment agreement (the “Agreement”) with Edward Mace effective October 25, 2001 for a two-year term to engage his services as President of Rockresorts. Pursuant to the terms of the Agreement, Mr. Mace’s base salary is $375,000 per year, subject to annual increases by the Chairman of the Board. However, without Mr. Mace’s prior written consent, no decreases may be made below the initial amount paid of $375,000 per year. Mr. Mace participates in the Company’s bonus plan.

Pursuant to the Agreement, Mr. Mace was granted the option to buy 100,000 shares of common stock through the Vail Resorts, Inc. 1999 Long Term Incentive and Share Award Plan, which options vest over three (3) years and have an exercise price of $16.10, and with all such options vesting automatically upon a “change of control,” as defined in the stock option agreement. Mr. Mace is also permitted to participate in annual option grants. Further, he receives customary health, disability and insurance benefits pursuant to the Agreement and is entitled to a family membership at Beaver Creek and Red Sky Ranch clubs at no cost to him other than incidental personal charges. Rockresorts also agreed to pay Mr. Mace his reasonable relocation costs, and paid his commute costs to Denver through March 2002. Mr. Mace is subject to a 1-year covenant not to compete, a
5-year non-disparagement clause, and a permanent covenant to maintain confidentiality with respect to information or trade secrets that Mr. Mace learns in the course of his employment. In addition, Mr. Mace is entitled to certain benefits upon termination of his agreement.

In connection with Mr. Mace’s employment agreement, Rockresorts agreed to invest up to $900,000, but not to exceed 50% of the purchase price, for the purchase of a residence for him and his family in Eagle County, Colorado (the “Colorado Residence”). Rockresorts contributed $900,000 towards the purchase price of the Colorado Residence and thereby obtained an approximate 47% undivided ownership in such residence. Upon the resale of the Colorado Residence, or within approximately eighteen (18) months of the termination of Mr. Mace’s employment with Rockresorts, whichever is earlier, Rockresorts shall be entitled to receive its proportionate share of the resale price of the Colorado Residence, less certain deductions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Compensation Committee of the Board of Directors (the “Committee”) for Fiscal 2002 was comprised of directors, Messrs. Biondi, Lee, Tisch and Katz. The Committee is responsible for establishing and administering the Company’s executive compensation programs. Matters relating to the administration of the Company’s 1999 Long Term Incentive and Share Award Plan or otherwise to the grant of options to purchase the Company’s stock or any performance-based executive compensation to the Company’s executives are considered and acted upon by a subcommittee of non-employee directors, within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, and outside directors, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The subcommittee of the Compensation Committee for Fiscal 2002 consisted of Messrs. Biondi, Lee, and Tisch.

Compensation Philosophy

The Committee’s compensation philosophy is designed to support the Company’s primary objective of creating value for shareholders. The Committee believes that the following compensation strategies for the Company’s executive officers, including the Chief Executive Officer (the “CEO”), achieve this objective:

•
Attract and retain talented executives—The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of similarly sized companies in the resort/leisure/hospitality industry. The base salary target is generally based on industry survey results. For higher levels of responsibility, the base salary component is intended to be a diminishing portion of the executive’s potential total compensation.

•
Emphasize pay for performance—The Company’s stock based plans establish a significant relationship between current Company performance and incentive compensation, on a sliding scale basis, with substantial rewards possible for exceptional results and no reward for poor results.

•
Encourage management stock ownership—The Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, the Company’s stock option program strongly encourages stock ownership by executive officers.

The Internal Revenue Code imposes a limitation on the deduction for certain executive officers’ compensation unless certain requirements are met. The Company and the Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Company’s tax deduction with respect to any affected compensation. However, notwithstanding this general policy, the Committee has authorized, and will continue to retain the authority to authorize, payments that may not be deductible if it believes that they are in the best interests of both the Company and its shareholders. The Compensation Committee will continue to consider on a case-by-case basis whether particular compensation awards and programs that do not satisfy the condition of Section 162(m) outweigh the costs to the Company of the loss of related tax deductions. In Fiscal 2002, the Company recorded non-cash compensation expense of approximately $3.4 million related to Mr. Aron’s Employment Agreement which is non-deductible by the Company.

Base Salary

The Company generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/hospitality industry. The base salary targets are generally established based upon industry survey results in light of the Company’s strategic goals compared to other publicly owned, growth-oriented companies. The Company’s current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance.

The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions as appropriate. An executive officer’s level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

Bonus Plan

In Fiscal 2002, all Named Executive Officers were eligible for an annual bonus under the Vail Resorts, Inc. annual cash bonus plan approved by the Board. For Fiscal 2002, the performance measure selected by the Committee for cash bonuses was the meeting of certain cash flow targets. In the event the Company’s cash flow for Fiscal 2002, as determined on both an aggregate and a divisional basis, met or exceeded certain predetermined target levels, the appropriate divisional executive participating in the plan could receive an incentive award for Fiscal 2002. Such awards are based upon salary level, the Committee’s determination of the individual’s position and level of responsibility and the Committee’s assessment of the individual’s impact upon the Company’s financial success. The Committee has absolute discretion in reducing or eliminating the amount of an award for any individual included in the plan. The Company did not meet the relevant targets and no bonuses were paid for Fiscal 2002.

Stock Option and Share Award Program

The Company’s existing 1993 stock option plan and 1996 and 1999 long-term incentive and share award plans, as well as the Company’s 2002 Long Term Incentive and Share Award Plan to be voted on at the Annual Meeting, are designed to align management interests with those of shareholders. In furtherance of this objective, the level of stock option grants and restricted share awards for executive officers is determined by the Committee each year, typically in consultation with the CEO except with respect to the CEO himself. Awards for all employees (including all executive officers) are determined by giving equal consideration to base salary, level of responsibility and industry long-term compensation information. In order to encourage increased Company performance in the future, the Company’s stock options vest in one-year increments over periods ranging from three to five years, except that options granted to Mr. Aron can vest up to ten years from the date of grant and are subject to certain vesting acceleration conditions.

Deferred Compensation Plan

On September 15, 2000, the Company approved the adoption by The Vail Corporation, an indirect wholly owned subsidiary of the Company (the “Employer”), of a Deferred Compensation Plan (the “Plan”) for the benefit of its “key employees,” as that term is defined in the Plan (“Key Employees”). The Plan provides that Key Employees may contribute to the Plan up to 95% of their base pay and up to 95% of any Employer-paid bonus, which contributions may be allocated among the following three accounts: retirement, education, and personal goals. The Company may, on an annual basis, elect to make matching and/or discretionary Employer contributions. Key Employee contributions and any matching or discretionary contributions made by Employer are placed in a rabbi trust which restricts management’s use and access to the money. All contributions made by Key Employees are immediately 100% vested. Any matching or discretionary contribution made by Employer vest 25% each year for four years, starting from the date of Key Employee’s hire. The Company may direct the Plan Administrator to accelerate the vesting on the matching and/or discretionary Employer contributions. The trustee under the Plan is Wells Fargo Bank Minnesota, N.A. The Plan is a non-qualified benefit plan. All money in the rabbi trust remains subject to the Company’s general creditors in the event of bankruptcy.

CEO Compensation

Mr. Aron’s compensation for Fiscal 2002 consisted of base salary in addition to participation in the Company benefit program. Mr. Aron’s base salary for Fiscal 2002 was paid in accordance with his employment agreement, which was amended on May 5, 2001 to provide additional incentives for Mr. Aron’s continuing service, as described in “Employment Agreements.” At the time the Company entered into and amended Mr. Aron’s agreement, the Committee gave consideration to chief executive officer compensation in other publicly owned, growth-oriented and similarly sized companies in comparable industries. Mr. Aron was granted 120,000 stock options in Fiscal 2002 in recognition of his performance as Chief Executive Officer and to provide incentive throughout the term of the option to strive to operate the Company in a manner that directly and positively affects both the short term and long term interests of the stockholders. As of October 21, 2002, Mr. Aron held 865,000 stock options, of which 751,667 were fully vested. All compensation received by Mr. Aron in Fiscal 2002 is reflected in the Summary Compensation Table.

Compensation Committee
Frank J. Biondi
Thomas H. Lee
James S. Tisch
Robert A. Katz, Chairman

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors currently consists of Messrs. Hilbert, Ryan and Micheletto, who are all non-employee directors. The Audit Committee operates under a written charter adopted by the Board of Directors. As discussed in Proposal 3, “Appointment of Independent Public Accountants,” during Fiscal 2002 the Audit Committee recommended and the Board of Directors approved the replacement of Arthur Andersen LLP with PricewaterhouseCoopers LLP.

Management is responsible for the Company’s accounting practices, internal controls, the financial reporting process and preparation of the consolidated financial statements. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent auditors.

In this context, the committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence and satisfied itself as to such accountant’s independence.

Based upon the Audit Committee’s discussion with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements as and for the fiscal year ended July 31, 2002 be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2002 for filing with the SEC.

Fees Billed to Vail Resorts by Arthur Andersen LLP and PricewaterhouseCoopers LLP during Fiscal Year ended July 31, 2002

Audit Fees.    Audit fees (including expenses) billed (or billable) to the Company by Arthur Andersen LLP with respect to the fiscal 2002 financial statements were $22,000. Audit fees (including expenses) billed (or billable) to the Company by PricewaterhouseCoopers LLP with respect to the Fiscal 2002 financial statements were $257,714.

Financial Information Systems Design And Implementation Fees.    No services were performed by, or fees incurred to, Arthur Andersen LLP or PricewaterhouseCoopers LLP in connection with financial information systems design and implementation projects for fiscal 2002.

All other Fees.    All other fees billed by Arthur Andersen LLP with respect to Fiscal 2002 were $310,493. All other fees billed by PricewaterhouseCoopers LLP with respect to fiscal 2002 were $732,242, including $637,242 related to the re-audit of fiscal years 1999, 2000 and 2001.

The Audit Committee considered whether the provision of services described above under “All Other Fees” was compatible with maintaining Arthur Andersen LLP’s independence and is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee
Stephen C. Hilbert
John J. Ryan, III*
John F. Sorte**
Joe R. Micheletto, Chairman

*	Mr. Ryan was appointed to the Audit Committee on October 8, 2002.
**	Mr. Sorte resigned from the Audit Committee after the appointment of PricewaterhouseCoopers LLP.

Performance Graph

The following graph compares the performance of the Company’s Common Stock to The Russell 2000 Stock Index, The S&P 500 Stock Index and the Company’s Peer Group Indices*.

*
The Company’s Peer Group Indices’ performances are weighted according to market capitalization. The Company included the Russell 2000 in the graph because the Company is included in such index and because there is no established industry index for the Company’s business. Total shareholder return is weighted according to market capitalization so that companies with a larger market capitalization have a greater impact on the Peer Group’s index results. Historical stock performance during this period may not be indicative of future stock performance.

The total return graph is presented for the period from the Company’s 1997 fiscal year through the end of the Company’s 2002 fiscal year. The total stockholder return assumes that $100 is invested at the beginning of the period in the Common Stock of the Company, The Russell 2000, The S&P 500 Stock Index and the Company’s Previous and New Peer Groups. The Company determined that the Previous Peer Group is no longer comparable to the performance of the Company’s Common Stock. The Previous Peer Group consisted of: Mandalay Resort Group (formerly Circus Circus Enterprises, Inc.); MGM Mirage (formerly MGM Grand, Inc.); Cedar Fair, L.P.; Intrawest Corp.; Six Flags, Inc. (formerly Premier Parks, Inc.) and American Skiing Company. With the Company’s acquisition of the Rockresorts International LLC brand in November 2001 and the Company’s increased focus on the lodging industry, the Company believes its peer group should include a mix of lodging and resort/ski companies. Thus, the Company’s New Peer Group is comprised of: Hilton Hotels; Host Marriott; Marriott International; Six Flags, Inc.; Intrawest Corp. and American Skiing Company.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the above Compensation Committee Report on Executive Compensation and Performance Graph shall not be incorporated by reference into any such filings.

PROPOSAL 2.    APPROVAL OF THE ADOPTION OF THE VAIL RESORTS, INC.
                       2002 LONG-TERM INCENTIVE AND SHARE AWARD PLAN

On October 8, 2002, the Board of Directors of the Company adopted the Vail Resorts, Inc. 2002 Long Term Incentive and Share Award Plan (the “Plan”), effective that date. The primary purpose of the Plan is to make available additional shares of Common Stock for awards under the Plan to attract and retain well-qualified individuals to serve in key positions with the Company and its subsidiaries by providing them with performance-related incentives.

The authorized number of shares under the existing plans under which stock-based awards have been made to employees and directors of the Company, under our 1993 Stock Option Plan, our 1996 Long Term Incentive and Share Award Plan and our 1999 Long Term Incentive and Share Award Plan (together, the “Prior Plans”) is limited to 6,045,510 shares in the aggregate (2,045,510 under the 1993 plan, 1,500,000 under the 1996 plan and 2,500,000 under the 1999 plan). Currently, substantially all of the authorized shares under the Prior Plans have been issued or are subject to outstanding options or restricted stock awards. The Board of Directors believes that the continued availability and use of performance-based incentives and stock-based awards as an element of key employee compensation represents an important aspect in promoting the future growth and profitability of the Company and its subsidiaries. Consequently, the Board adopted the Plan.

The shareholders are now requested to approve the adoption of the Plan. The following summary of the Plan is qualified in its entirety by express reference to the Plan, which is attached as Appendix A to this Proxy Statement.

General

The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors in order to achieve our long-term growth and profitability objectives. The Plan will provide for the grant to eligible employees and directors of stock options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards (the “Awards”). An aggregate of 2,500,000 shares of Common Stock has been reserved for issuance under the Plan (of which: (i) during a calendar year the maximum number of shares with respect to which options and SARs may be granted to an eligible participant under the Plan will be 1,000,000 shares, and (ii) during a calendar year the maximum number of shares with respect to which performance shares, performance units, restricted shares and restricted units intended to qualify as performance-based compensation may be granted to an eligible participant under the Plan shall be not more than the equivalent of 200,000 shares), subject to anti-dilution adjustments in the event of certain changes in our capital structure, as described below. Shares issued pursuant to the Plan will be either authorized but unissued shares or treasury shares.

Eligibility and Administration

Officers and other employees and consultants of the Company and its subsidiaries and affiliates and directors of the Company will be eligible to be granted Awards under the Plan. The Plan will be administered by the Compensation Committee (or sub-committee thereof) or such other Board committee (or the entire Board) as may be designated by the Board (the “Committee”). Unless otherwise determined by the Board, the Committee will consist of two or more non-employee directors with the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), each of whom is an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. All of our employees are currently eligible to participate in the Plan. The actual number of employees who will receive awards under the Plan cannot be determined because selection for participation in the Plan is in the sole discretion of the Committee.

The Committee will be permitted to delegate to officers or other directors of the Company the authority to perform administrative functions for the Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law. If an Award is intended to be qualified as performance-based compensation under Section 162(m) of the Code, the Committee may not increase the amount of compensation payable if it would disqualify the Award under Section 162(m) of the Code.

Except for certain antidilution adjustments, unless the approval of our shareholders is obtained, options and SARs issued under the Plan will not be amended to lower their exercise price and options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

Awards

Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options. The terms of ISOs will comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees. Awards may be granted alone, in tandem with or in exchange for any other Award.

A SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible individuals granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of service during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of service during any applicable deferral or restriction period.

Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of service during any applicable performance period. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from individual to individual and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Common Stock; total stockholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; net profit margin; free cash flow; cash flow return on investment; and operating margin. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

Dividend equivalents granted under the Plan will entitle the holder thereof to receive cash, shares of Common Stock or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

Nontransferability

Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Capital Structure Changes

If the Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination

The Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required by Section 422 of the Code will not be effective until such approval has been attained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term

The Plan will become effective as of October 8, 2002, subject to approval by our shareholders at our Annual Meeting of Shareholders. Unless earlier terminated, the Plan will expire on October 8, 2012, and no further awards may be granted thereunder after such date.

Market Value

The per share closing price of the Common Stock on October 21, 2002 was $14.01.

Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. We will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to us, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by us) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and we will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that the shares “vest”, i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by us. Dividends paid with respect to Common Stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by us). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and we will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to us. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to us.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Plan) by a public company to a “covered employee” (i.e., our chief executive officer and four other most highly compensated executive officers) to no more than $1 million. We currently intend to structure stock options granted under the Plan to comply with an exception to nondeductibility under Section 162(m) of the Code. See “Compensation Committee Report on Executive Compensation.”

Plan Benefits

Following adoption of the Plan by the Board of Directors, the Board of Directors approved grants of stock options under the Plan and the Company’s existing plans to the Named Executive Officers as follows:

Name	Number of Options*	Exercise Price Per Share
Adam M. Aron	120,000	*	*
James P. Donohue	35,000	*	*
James P. Thompson	35,000	*	*
James S. Mandel	15,000	*	*
Edward E. Mace	35,000	*	*
Andrew P. Daly	—	*	*
Executive Officers as a group (12 persons, including those named above)	420,000

*
This column includes options that will be granted under the new Plan and our existing plans. The Company has approved a grant of 725,000 options under all of its plans, of which approximately 275,000 options will be from the new Plan.

**	Subject to shareholder approval of the new Plan, the exercise price per share shall be the average of the high and low selling prices of our common stock on December 6, 2002.

In October 2002, the Board of Directors, through the Compensation Committee, approved a total of up to 275,000 options to purchase shares under the new Plan, which options will vest in one-third increments over the next three years on the anniversary date of the grant. The exercise price for the options will be the average of the high and low selling prices of our common stock on December 6, 2002, assuming a majority of shareholders approve the new Plan. In addition to the 275,000 stock options granted under our new Plan, the Board of Directors has granted 450,000 options under our existing plans, for a total of 725,000 options in the aggregate, to approximately 120 management employees. The grants of all of the existing awards to the executive officers are subject to shareholder approval of the Plan. Benefits accruing pursuant to the above awards are not presently determinable.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this matter is required for this proposal to be adopted. Apollo Ski Partners, one of our largest shareholders, owning over 21% of the shares entitled to vote in the aggregate, has informed us that they intend to vote all of their shares in favor of the approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF OUR 2002 LONG TERM INCENTIVE AND SHARE AWARD PLAN.

PROPOSAL 3.    APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, based on the recommendation of the Audit Committee has voted to appoint PricewaterhouseCoopers LLP to serve as independent public accountants for the year ended July 31, 2003. On May 10, 2002, the Company dismissed Arthur Andersen LLP, which had previously served as the Company’s independent public accountants, and appointed PricewaterhouseCoopers LLP as its new independent public accountants, effective on such date. The Company engaged PricewaterhouseCoopers LLP to audit its financial statements for the fiscal year ended July 31, 2002 and to re-audit its fiscal years ended July 31, 2001, 2000 and 1999. The decision to replace Arthur Andersen LLP was made upon the recommendation of the Audit Committee and approved by the Company’s Board of Directors. PricewaterhouseCoopers LLP expects to have a representative at the 2002 Annual Meeting of Shareholders who will have the opportunity to make a statement and who will be available to answer appropriate questions. Arthur Andersen LLP is not expected to have a representative at the 2002 Annual Meeting of Shareholders.

The reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the fiscal years ended July 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audit for the fiscal years ended July 31, 2001 and 2000, and for the interim period from August 1, 2001 through May 10, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to such disagreements in its report on the consolidated financial statements for such years.

During the fiscal years ended July 31, 2001 and 2000, and for the interim period from August 1, 2001 through May 10, 2002, there were no “reportable events” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

Prior to engaging PricewaterhouseCoopers LLP, during the fiscal years ended July 31, 2001 and 2000, and in the interim period from August 1, 2001 through May 10, 2002, Vail Resorts had not consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Vail Resorts’ financial statements, and neither a written report was provided to Vail Resorts nor oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by Vail Resorts in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

It is understood that even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

Vote Required For Approval

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this matter is required for this proposal to be adopted.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

FUTURE SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

The deadline for shareholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and proxy for the 2003 Annual Meeting of Shareholders is July 15, 2003. Shareholders who wish to submit a shareholder proposal outside of the processes of Rule 14a-8 of the Exchange

Act must give timely notice to the Company within the time limits and according to the procedures described in the Company’s bylaws. You can obtain a copy of the Company’s bylaws by writing the Corporate Secretary at the address shown on the cover of this proxy statement.

OTHER MATTERS

At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

By Order of the Board of Directors
MARTHA D. REHM
Senior Vice President,
General Counsel and Secretary

November 15, 2002

APPENDIX A

VAIL RESORTS, INC.

2002 LONG TERM INCENTIVE AND SHARE AWARD PLAN

1.    Purposes.

The purposes of the 2002 Long Term Incentive and Share Award Plan are to advance the interests of Vail Resorts, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)  “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)  “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c)  “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)  “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)  “Board” means the Board of Directors of the Company.

(f)  “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g)  “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other Board committee (or if the Board so designates, the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h)  “Company” means Vail Resorts, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(i)  “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(j)  “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(k)  “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

(l)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m)  “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(n)  “ISO” means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o)  “NQSO” means any Option that is not an ISO.

(p)  “Option” means a right granted under Section 5(b), to purchase Shares.

(q)  “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(r)  “Participant” means an Eligible Person who has been granted an Award under the Plan.

(s)  “Performance Share” means a performance share granted under Section 5(f).

(t)  “Performance Unit” means a performance unit granted under Section 5(f).

(u)  “Plan” means this 2002 Long Term Incentive and Share Award Plan.

(v)  “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(w)  “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(x)  “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(y)  “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(z)  “Shares” means common stock, $.01 par value per share, of the Company.

(aa)  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.    Administration.

(a)  Authority of the Committee.    The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)  to select Eligible Persons to whom Awards may be granted;

(ii)  to designate Affiliates;

(iii)  to determine the type or types of Awards to be granted to each Eligible Person;

(iv)  to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)  to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi)  to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

(vii)  to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii)  to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)  to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x)  to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

(xi)  to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)  Manner of Exercise of Committee Authority.    The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c)  Limitation of Liability.    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)  Limitation on Committee’s Discretion.    Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e)  No Option or SAR Repricing Without Shareholder Approval.    Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

4.    Shares Subject to the Plan.

(a)  Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 2,500,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b)  Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 200,000 Shares during a calendar year to any Eligible Person under this Plan.

(c)  In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(d)  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.    Specific Terms of Awards.

(a)  General.    Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

(b)  Options.    The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i)  Exercise Price.    The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii)  Option Term.    The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii)  Time and Method of Exercise.    The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

(iv)  ISOs.    The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c)  SARs.    The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i)  Right to Payment.    An SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market

Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii)  Other Terms.    The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d)  Restricted Shares.    The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i)  Issuance and Restrictions.    Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

(ii)  Forfeiture.    Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii)  Certificates for Shares.    Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv)  Dividends.    Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e)  Restricted Share Units.    The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i)  Award and Restrictions.    Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

(ii)  Forfeiture.    Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f)  Performance Shares and Performance Units.    The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i)  Performance Period.    The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Shares, total shareholder return, earnings per share, operating income, net income, pretax earnings, pretax earnings before interest, depreciation and amortization, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, revenues, expenses, operating profit margin, operating cash flow, net profit margin, free cash flow, cash flow return on investment, and operating margin. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii)  Award Value.    At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

(iii)  Significant Events.    If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv)  Forfeiture.    Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v)  Payment.    Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

(g)  Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h)  Other Share-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6.    Certain Provisions Applicable to Awards.

(a)  Stand-Alone, Additional, Tandem and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b)  Terms of Awards.    The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c)  Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(d)  Nontransferability.    Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e)  Noncompetition.    The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.    General Provisions.

(a)  Compliance with Legal and Trading Requirements.    The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b)  No Right to Continued Employment or Service.    Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c)  Taxes.    The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations.

(d)  Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and, adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e)  No Rights to Awards; No Shareholder Rights.    No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f)  Unfunded Status of Awards.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g)  Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)  Not Compensation for Benefit Plans.    No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i)  No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)  Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Colorado without giving effect to principles of conflict of laws.

(k)  Effective Date; Plan Termination.    The Plan shall become effective as of October 8, 2002 (the “Effective Date”) subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l)  Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*  *  *  *  *  *  *  *  *  *

November 15, 2002

TO:    Participants of the Vail Resorts 401(k) Retirement Plan (the “Plan”)

As described in the attached materials, your proxy as a shareholder of Vail Resorts, Inc. (the “Company”) is being solicited in connection with the proposals to be considered at the Company’s upcoming Annual Meeting of Shareholders. We hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which the shares of Common Stock of the Company allocated to your account under the Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a stamped, pre-addressed return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Plan by marking, dating, signing, and returning the enclosed voting instruction ballot to Wells Fargo Bank Minnesota, N.A. (“Wells Fargo”) in the accompanying envelope no later than December 4, 2002. Your voting instructions will remain completely confidential. Only representatives of Wells Fargo, which will certify the totals to the Company for the purpose of having those shares voted, will have access to your ballots. No person associated with the Company will see the individual voting instructions.

We urge you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received by Wells Fargo by December 4, 2002, the shares allocated to your account will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate.

Please note that the enclosed material relates only to those shares which have been allocated to your account under the Plan. You will receive other voting material for any shares owned by you individually and not under the Plan.

Sincerely,

ADAM M. ARON
Chairman and Chief Executive Officer

VAIL RESORTS, INC.

2002 ANNUAL MEETING OF SHAREHOLDERS

Monday, December 9, 2002

10:00 a.m. Eastern Standard Time

The Plaza
768 Fifth Avenue at Central Park South
New York, New York 10019

137 Benchmark Road Avon, Colorado 81620	Proxy

This proxy is solicited by the Board of Directors for use at the 2002 Annual Meeting of Shareholders on Monday, December 9, 2002.

The undersigned hereby instructs Advisors Trust Company, the Trustee of the Trust created pursuant to the 401(k) Retirement Plan (the “Plan”) of Vail Resorts, Inc. (the “Company”), to vote the shares of COMMON STOCK of the Company allocated to my account under the Plan as of October 21, 2002, upon the following proposals to be presented at the Annual Meeting of Shareholders of the Company on December 9, 2002, at 10:00 a.m., Eastern Standard Time, or any adjournments or postponements thereof.

The Company’s Board of Directors recommends a vote FOR each of the nominees for director and FOR the Proposal specified in Item 2, FOR the Proposal specified in Item 3 and FOR the Proposal specified in Item 4.

See reverse for voting instructions.

Voting Instructions

Please mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Vail Resorts, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

ò  Please detach here  ò

The Board of Directors Recommends a vote FOR Items 1, 2, 3 and 4.

1. Election of Class 2 Directors:	01	Adam M. Aron	05	John F. Sorte	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	02	Frank J. Biondi	06	William P. Stiritz
	03	Thomas H. Lee	07	James S. Tisch
	04	Joe R. Micheletto

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the Vail Resorts, Inc. 2002 Long Term Incentive and Share Award Plan.	☐	For	☐	Against	☐	Abstain

3. Ratification of appointment of PricewaterhouseCoopers LLP as independent public accountants.	☐	For	☐	Against	☐	Abstain

4. In their discretion, upon other matters as they properly come before the meeting.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

VAIL RESORTS, INC.

2002 ANNUAL MEETING OF SHAREHOLDERS

Monday, December 9, 2002

10:00 a.m. Eastern Standard Time

The Plaza
768 Fifth Avenue at Central Park South
New York, New York 10019

137 Benchmark Road Avon, Colorado 81620	Proxy

This proxy is solicited by the Board of Directors for use at the 2002 Annual Meeting of Shareholders on Monday, December 9, 2002.

The shares of CLASS A COMMON STOCK you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing this proxy, you revoke all prior proxies and appoint James P. Donohue and Martha D. Rehm, each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Voting Instructions

Please mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Vail Resorts, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

ò  Please detach here  ò

The Board of Directors Recommends a vote FOR Items 1, 2, 3 and 4.

1. Election of Class 1 Directors:	01	John Hauge	04	William L. Mack	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	02	Roland A. Hernandez	05	Marc J. Rowan
	03	Robert A. Katz

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. Approval of the Vail Resorts, Inc. 2002 Long Term Incentive and Share Award Plan.	☐	For	☐	Against	☐	Abstain

3. Ratification of appointment of PricewaterhouseCoopers LLP as independent public accountants.	☐	For	☐	Against	☐	Abstain

4. In their discretion, upon other matters as they properly come before the meeting.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

VAIL RESORTS, INC.

2002 ANNUAL MEETING OF SHAREHOLDERS

Monday, December 9, 2002

10:00 a.m. Eastern Standard Time

The Plaza
768 Fifth Avenue at Central Park South
New York, New York 10019

137 Benchmark Road Avon, Colorado 81620	Proxy

This proxy is solicited by the Board of Directors for use at the 2002 Annual Meeting of Shareholders on Monday, December 9, 2002.

The shares of COMMON STOCK you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing this proxy, you revoke all prior proxies and appoint James P. Donohue and Martha D. Rehm, each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Voting Instructions	COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK ♦♦♦ EASY ♦♦♦ IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on January 8, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/mtn/ — QUICK ♦♦♦ EASY ♦♦♦ IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on December 6, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Vail Resorts, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

ò  Please detach here  ò

The Board of Directors Recommends a vote FOR Items 1, 2, 3 and 4.

1. Election of Class 2 Directors:	01	Adam M. Aron	05	John F. Sorte	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	02	Frank J. Biondi	06	William P. Stiritz
	03	Thomas H. Lee	07	James S. Tisch
	04	Joe R. Micheletto

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the Vail Resorts, Inc. 2002 Long Term Incentive and Share Award Plan.	☐	For	☐	Against	☐	Abstain

3. Ratification of appointment of PricewaterhouseCoopers LLP as independent public accountants.	☐	For	☐	Against	☐	Abstain

4. In their discretion, upon other matters as they properly come before the meeting.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.